UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 21, 2021

PRUDENTIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 W. Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PBIP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On January 21, 2021, Prudential Bancorp, Inc. (the “Company”) issued a press release announcing the adoption of the Company’s fifth stock repurchase program (“Fifth Program”). The Fifth Program will cover 390,000 shares of common stock or approximately 5% of the Company’s issued and outstanding shares (taking into account the completion of the current stock repurchase program announced in June 2020). For additional information, reference is made to the Company’s press release, dated January 21, 2021, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item	9.01	Financial Statements and Exhibits
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release announcing adoption of fifth stock repurchase program dated January 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: January 21, 2021

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